HOLA COMMUNICATIONS, INC.
Suite 460, 734 — 7th Avenue South West
Calgary, Alberta T2P 3P8

November 7, 2007

TO:	Muzz Investments Inc.
3779 34 Street
Delta, BC V4K 3N2

AND TO:	1004731 Alberta Ltd.
460, 734 - 7th Avenue S.W.
Calgary, AB T2P 3P8

Dear Sirs:

RE:    Acquisition of Royalty Interest

This letter sets out the agreement (“Agreement”) reached among Hola Communications, Inc. as purchaser (“Hola”), and 1004731 Alberta Ltd. (“1004731”) and Muzz Investments Inc. (“Muzz”), as vendors (collectively the “Vendors”) regarding the transfer and sale by the Vendors of all of their interest in the Royalty Agreement and Royalty (both as hereinafter defined) to Hola by the Vendors upon the terms and conditions set forth herein.

Acquisition

1.

The Vendors hereby agree to sell, assign and transfer to Hola their entire right, title and interest in the Muzz Assets and the 1004731 Assets on the terms and subject to the conditions set out in this Agreement (the “Sale Transaction”).

Definitions

2.	In this Agreement the following terms have the following meanings:

“1004731 Assets” means a 1.25% interest in the Royalty Agreement, Royalty and Trust Agreement;

“Muzz Assets” means a .75% interest in the Royalty Agreement, Royalty and Trust Agreement;

“Royalty” means all right, title and interest granted to the grantee pursuant to the Royalty Agreement; and

“Royalty Agreement” means that royalty agreement made between Mikwec Energy Canada Ltd., as grantor, and Nearshore Petroleum Corporation, as grantee, dated December 12, 2003; and

“Trust Agreement” means the Recognition of Trust made by Nearshore Petroleum Corporation in favour of the Vendors, and others, dated December 12, 2003.

Consideration

3.

In consideration for the sale and transfer to Hola of the Muzz Assets and 1004731 Assets, Hola agrees to issue to the Vendors 4,000,000 shares of common stock of Hola, which upon Closing will represent 5.06% of the issued and outstanding common stock of Hola (the “Hola Shares”) after: (i) the completion of a 15:1 forward stock split; (ii) the cancellation of 34,000,000 issued and outstanding shares of Hola held by the principal stockholder of Hola; and (iii) the issuance of the Financing Shares (as herein defined). The Vendors shall advise the Purchaser as to the allocation of the Hola Shares between the Vendors.

4.	The Vendors acknowledge that the Hola Shares will be restricted as to sale pursuant to applicable US securities laws and will carry an applicable restrictive legend indicating such restrictions.

Financing

5.

Hola will arrange a Financing for gross proceeds of up to $3,250,000 (the “Financing”), consisting of 2,600,000 units (each unit consisting of one warrant and one share of common stock of Hola), at a price of $1.25 per unit (the “Financing Shares”). The Financing and its completion by the Closing Date, or funds in escrow pending the Closing, shall be a condition to completion of the transactions by the Vendors.

Forward Stock Split

6.

Hola will conduct a 15:1 forward stock split following which Hola shall have 79,100,000 shares of common stock issued and outstanding (the “Stock Split”). The Stock Split and its completion by the Closing Date shall be a condition to completion of the transactions by the Vendors.

Name Change

7.

Hola will, as of the Closing Date, cease carrying on business under the name “Hola Communications, Inc.” and will take all actions necessary to change its corporate name to “Tamm Oil and Gas Corp.” (the “Name Change”).

Closing and Definitive Agreements

8.

Closing of the transactions contemplated herein (the “Closing”) will occur on or before January 31, 2008 or on such other date as the parties may agree (the “Closing Date”), to be held at the City of Vancouver, Canada, at such place and time as the parties may agree.

9.

The parties agree to instruct their attorneys to co-operate and complete comprehensive and definitive agreements for the Sale Transaction upon execution of this Agreement. The definitive agreements will contain terms and representations customary for agreements governing the purchase and sale of a royalty in Canada, as prepared by commercial legal counsel of good reputation. In the event that any matter cannot be resolved or agreed, the terms of this Agreement will govern respecting that matter. If no definitive agreements are executed by the parties hereto, this Agreement will remain in full force and effect.

Due Diligence

10.

Hola and the Vendors will each have the right to conduct due diligence on the other in connection with the transactions contemplated hereunder. Each of Hola and the Vendors and their respective accountants, legal counsel and other representatives will have full access during normal business hours to the management, properties, books, records, contracts, commitments and other documents of the other and their subsidiaries in connection with the transactions contemplated herein.

Closing Conditions

11.	This Agreement and the Closing hereof is subject to the following:

	(a)	the Financing being closed or the funds for the Financing being held in escrow pending the Closing;

	(b)	Hola effecting the Stock Split on or prior to Closing Date;

	(c)	the principal stockholder of Hola surrendering to Hola for cancellation 34,000,000 shares of the issued and outstanding shares of Hola at Closing; and

	(d)	all representations and warranties contained herein and to be contained in the definitive agreements described in Sections 12 and 13 hereof shall be true and correct at the date of Closing.

Representations of Hola

12.	Hola represents and warrants to the Vendor that:

	(a)	the authorized capital of Hola consists of 50,000,000 common shares with a par value of $0.001 per share, of which there are presently 6,100,000 common shares issued and outstanding;

(b)

other than as set out in (a) above and as contemplated under this Agreement, there are no other rights, warrants or options outstanding pursuant to which any shares of Hola may be issued and there are no other securities issued and outstanding or issuable which are or may be convertible or converted into shares of Hola;

	(c)	Hola is duly incorporated under the laws of the state of Nevada;

	(d)	Hola is a reporting issuer under the Securities Exchange Act of 1934; and

(e)

all of Hola’s continuous disclosure filings with the United States Securities and Exchange Commission (the “SEC”) are in good standing and are complete and accurate and other than as contemplated herein, there are and shall at Closing be no material changes in Hola’s business and affairs from that which is disclosed in Hola’s continuous disclosure documents.

Representations of the Vendors

13.	Each of the Vendors represent and warrant to Hola that:

	(a)	1004731 is the beneficial owner of 1004731 Assets;

	(b)	Muzz is the beneficial owner of the Muzz Assets; and

	(c)	Each of the Vendors has the full power and authority to transfer or cause to be transferred the Muzz Assets and the 1004731 Assets to Hola free and clear of any charges, encumbrances, liens or claims.

Covenants

14.	Hola hereby covenants to the Vendors as follows:

(a)

Hola shall conduct its business in the ordinary and normal course and shall not, without the prior written consent of the Vendors, enter into any transaction which would cause any of its representations or warranties or agreements contained in this Agreement to be incorrect or to constitute a breach of any covenant or agreement of Hola herein;

	(b)	Hola shall not issue or redeem any shares in its capital nor issue any securities convertible or exchangeable into shares other than pursuant to the terms of this Agreement; and

	(c)	Hola will effect the Name Change during the two months following Closing subject to the requisite regulatory approvals.

(d)

Each of the Vendors hereby covenants to Hola that neither of the Vendors will transfer any of their interest in the Royalty Agreement, the Trust Agreement or the Royalty to any other party except in accordance with the terms of this Agreement.

Binding Agreement

15.	Upon acceptance of the terms of this Agreement by all of the parties hereto, this Agreement shall be deemed to constitute and shall be a legally valid and binding agreement.

Termination

16.

In the event Closing has not occurred by January 31, 2008, either the Vendors or the Purchaser may elect to terminate this Agreement and all obligations of the parties hereunder shall cease. No party may elect to terminate if it has not complied with its obligations hereunder and the other party does not agree to terminate.

Confidentiality

17.

The Vendors acknowledge that Hola is a public company and has an obligation to disclose all material information about its affairs. The Vendors agree that they will not trade in the securities of Hola while in possession of, nor will they inform others of (except on a need to know basis), any non-disclosed material information about Hola.

General

18.

All Hola’s legal costs in connection with the preparation of this Agreement and the completion of the transactions contemplated herein shall be for the account of Hola, whether or not the transactions contemplated hereby are completed. The Vendors will pay their own legal costs of review of this Agreement and any definitive agreements prepared by Hola’s legal counsel.

19.	This Agreement shall be governed and interpreted in accordance with the laws of the Province of Alberta.

20.

This Agreement may be executed in counterparts with the same effect as if each of the parties hereto had signed the same document and all counterparts will be construed together and constitute one and the same instrument.